SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TEXAS INDUSTRIES, INC.

(Name of the Registrant as Specified In Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON, CFA

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION

DATED AUGUST 6, 2009

2009 ANNUAL MEETING

OF

THE SHAREHOLDERS OF TEXAS INDUSTRIES, INC.

PROXY STATEMENT

OF

THE SHAMROCK ACTIVIST VALUE FUND, L.P.

To Our Fellow Texas Industries, Inc. Shareholders:

This Proxy Statement and the accompanying WHITE proxy card are being furnished to the shareholders of Texas Industries, Inc. (the “Company” or “Texas Industries”) in connection with the solicitation of proxies by the Shamrock Activist Value Fund, L.P., a Delaware limited partnership (“SAVF”), the Shamrock Activist Value Fund IV, L.P., a Delaware limited partnership (“SAVF IV” and, together with SAVF, the “Shamrock Activist Value Fund”), and the other participants in the solicitation of proxies by the Shamrock Activist Value Fund named in this Proxy Statement (together with the Shamrock Activist Value Fund, the “Participants”), to be used at the 2009 Annual Meeting of Shareholders of Texas Industries (together with any adjournments, postponements, continuations, or meetings held in lieu thereof, the “Annual Meeting”). The Annual Meeting is scheduled to be held at 9:30 a.m. local time on Thursday, October 22, 2009, at a location in Dallas, Texas that the Company has yet to disclose. This Proxy Statement and the WHITE proxy card are first being furnished to Texas Industries shareholders on or about [•], 2009.

SAVF is nominating three director candidates (each a “SAVF Nominee” and together, the “SAVF Nominees”) for election at the Annual Meeting. SAVF also intends to bring three shareholder resolutions before the Texas Industries shareholders at the 2009 Annual Meeting. Our nominees are committed to seeking changes designed to improve the Company’s performance by increasing returns on invested capital and at the same time working to help create a strong culture of management accountability. Further, the SAVF Nominees are committed to reviewing strategic alternatives with a focus on maximizing long-term shareholder value and seeking to implement appropriate corporate governance practices.

We believe Texas Industries’ history of underperformance demonstrates the need for substantial operational improvements. The SAVF Nominees have indicated they will strongly advocate for those improvements, if elected. For example, Texas Industries’ operating margins and return on invested capital over multiple years have lagged the results for Texas Industries’ hand selected peer group, and its stock currently trades at a deep discount to both its hand selected peers and what we believe is its intrinsic value. Our nominees are committed to working to deliver long-term shareholder value for the benefit of all Texas Industries shareholders.

ELECTION OF DIRECTORS

Proposal 1 — Election of SAVF Nominees

At the Annual Meeting, SAVF intends to nominate Ms. Marjorie L. Bowen and Messrs. Dennis A. Johnson, CFA and Gary L. Pechota as the SAVF Nominees for election to the Texas Industries board of directors.

We believe each of the SAVF Nominees is highly qualified, experienced and motivated to advocate for the interests of all Texas Industries shareholders. The Shamrock Activist Value Fund believes that Texas Industries needs to improve its operational performance, hold management appropriately accountable for Texas Industries’ performance, undertake a comprehensive strategic and capital allocation review, and make appropriate improvements in its corporate governance practices and policies. We believe that the SAVF Nominees, collectively, bring relevant experience and expertise in each of these four key areas. For that reason, the Shamrock Activist Value Fund believes the SAVF Nominees would be worthy and valuable additions to the Texas Industries board of directors.

Each SAVF Nominee has advised the Shamrock Activist Value Fund that he or she is committed to acting in the best interests of, and maximizing value for, all Texas Industries shareholders. Please vote your WHITE proxy card “FOR” the election of each of the SAVF Nominees today!

THE SAVF PROPOSALS

At the Annual Meeting, SAVF also intends to present the following three non-binding shareholder resolutions (which we sometimes refer to as the “SAVF Proposals”) for adoption and approval by the Texas Industries shareholders:

Proposal 2 — Declassify the Board

Proposal 2 is a resolution requesting that the board of directors declassify the currently staggered board of directors and promptly implement annual elections of all directors. The Shamrock Activist Value Fund believes annual elections of all directors is a touchstone of good corporate governance and promotes appropriate accountability of directors to the shareholders whose interests they are supposed to represent. The full text of the Board Declassification Resolution is on page 13.

Proposal 3 — Majority Voting in Director Elections

Proposal 3 is a resolution requesting that the board of directors institute majority voting in all uncontested elections of directors and require that any incumbent who does not receive a majority of the votes cast with respect to such incumbent’s election resign from the board of directors, effective immediately. The Shamrock Activist Value Fund believes that majority voting in uncontested elections represents good corporate governance and, together with annual elections of directors, promotes accountability of directors to the shareholders whose interests they are supposed to represent. The full text of the Majority Voting Resolution is on page 14.

Proposal 4 — Shareholder Vote on the Poison Pill

Proposal 4 is a resolution requesting that the board of directors submit Texas Industries’ poison pill to a vote of the shareholders no later than the 2010 Annual Meeting of Shareholders and, if the shareholders do not ratify the poison pill by majority vote, calling for the board of directors to immediately redeem the poison pill and not adopt or extend any other poison pill without obtaining shareholder approval within no more than twelve months after the date of adoption or extension. The full text of the Shareholder Vote on the Poison Pill Resolution is on page 15.

Please mark, sign, date, and return the WHITE proxy card in the enclosed postage prepaid envelope TODAY to vote:

•	FOR the election of each SAVF Nominee (Proposal 1);

•	FOR the Board Declassification Resolution (Proposal 2);

•	FOR the Majority Voting Resolution (Proposal 3);

•	FOR the Shareholder Vote on the Poison Pill Resolution (Proposal 4); and

•	FOR approval of Ernst & Young LLP as Texas Industries’ independent auditors (Proposal 5).

If your shares are registered in your name, please sign and date the enclosed WHITE proxy card and return it to SAVF, c/o MacKenzie Partners, Inc., in the enclosed postage-paid envelope today. You also may vote the WHITE proxy card by telephone or over the internet by following the telephone and internet voting instructions printed on the WHITE proxy card. If you vote by telephone or over the internet pursuant to the voting instructions on the WHITE proxy card, you do NOT need to return a WHITE proxy card.

If your shares are held for you in the name of a brokerage firm, bank, bank nominee, or other nominee holder, only your nominee holder can vote those shares, and only upon receipt of your specific voting instructions. Please contact the person responsible for your account and instruct them to sign, date and return a WHITE proxy card or vote your shares by telephone or over the internet on your behalf. The Shamrock Activist Value Fund urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of those instructions to SAVF, c/o MacKenzie Partners, Inc., at the address set forth below and on the back cover of this Proxy Statement, so that we are aware of your instructions and can attempt to ensure that they are followed.

If you hold shares in more than one account, or under different names, or if you hold some shares in your name and other shares are held for you by a nominee holder, you may receive multiple copies of this Proxy Statement, multiple copies of the WHITE proxy card, or more than one set of voting instruction materials. It is important that you sign, date and return all WHITE proxy cards and all voting instruction cards you receive to make sure all of your shares are represented and voted at the Annual Meeting.

If you previously signed and returned a proxy card sent to you by or on behalf of Texas Industries, you have every right to change your vote. Only your latest dated proxy card will count at the Annual Meeting. To revoke any proxy card you already sent to Texas Industries, please sign, date, and mail the enclosed WHITE proxy card in the enclosed postage-paid envelope today. You also may revoke a prior Texas Industries proxy by submitting a later vote by telephone or over the internet by following the telephone or internet voting instructions on the WHITE proxy card, or by voting in person at the Annual Meeting.

Please do not sign or return any proxy card sent to you by or on behalf of Texas Industries, even as a sign of protest, because only your latest dated proxy card will be counted.

This Proxy Statement and any other materials relating to the solicitation of proxies by the Participants that may be filed by the Shamrock Activist Value Fund with the Securities and Exchange Commission (the “SEC”) are available without charge at the SEC’s website at http://www.sec.gov or at http://[•].

If you have any questions or need assistance in voting your shares using the WHITE proxy card, please contact MacKenzie Partners, Inc., the Shamrock Activist Value Fund’s proxy solicitor, at the following address:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(800) 322-2885

savf-txi@mackenziepartners.com

THE ANNUAL MEETING

The Record Date

Texas Industries has notified the New York Stock Exchange that the close of business on August 24, 2009 is the record date for determining the Texas Industries shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Texas Industries common stock as of the record date can vote in the election of directors, on the SAVF Proposals, or on any other matters that may come before the shareholders at the Annual Meeting. According to Texas Industries’ Annual Report on Form 10-K filed with the SEC on July 17, 2009, there were 27,719,786 shares of Texas Industries common stock outstanding as of June 30, 2009.

As of the record date, the Shamrock Activist Value Fund owned an aggregate of [2,826,556] shares of Texas Industries common stock, representing approximately [10.2]% of the shares of Texas Industries common stock outstanding as of the record date. The Shamrock Activist Value Fund intends to vote or cause all of its shares of Texas Industries common stock to be voted “FOR” the election of the three SAVF Nominees (Proposal 1), “FOR” the Board Declassification Resolution (Proposal 2), “FOR” the Majority Voting Resolution (Proposal 3), “FOR” the Shareholder Vote on the Poison Pill Resolution (Proposal 4), “FOR” approval of the selection of Ernst & Young LLP as Texas Industries’ independent auditors (Proposal 5) and in their discretion on any other matters that may properly come before the shareholders at the Annual Meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

Texas Industries’ board of directors is currently comprised of nine directors, divided into three separate classes which are elected for staggered three-year terms. Therefore, at the Annual Meeting, we expect that three directors will be up for election. The Shamrock Activist Value Fund is seeking your support to elect its three SAVF Nominees to the board of directors at the Annual Meeting. As the holder of approximately [10.2]% of Texas Industries common stock, the Shamrock Activist Value Fund is one of the largest Texas Industries shareholders. We therefore believe our economic interests are directly aligned with the economic interests of our fellow shareholders.

The SAVF Nominees are committed to seeking changes designed to improve the Company’s performance by increasing returns on invested capital and at the same time working to create a strong culture of management accountability. Further, the SAVF Nominees are committed to continuously reviewing strategic alternatives with a focus on maximizing long-term shareholder value and seeking to implement appropriate corporate governance practices. We believe that the SAVF Nominees, collectively, have the relevant experience and expertise to address each of these key focus areas. For example:

•

SAVF Nominee Ms. Marjorie L. Bowen has extensive experience advising companies evaluating strategic alternatives, formulating strategies for maximizing shareholder value, assessing corporate governance matters, and in other significant areas of strategic planning;

•	SAVF Nominee Mr. Dennis A. Johnson, CFA has a strong background and significant experience in corporate governance, including by virtue of his prior positions leading all corporate governance activities for the California Public Employees Retirement System (CalPERS), serving as Chair of the Board of Directors of the Council of Institutional Investors, serving as a member of the National Association of Corporate Directors’ “Blue Ribbon Commission” on Board of Directors and Shareholder Communications, and his current membership on the SEC Investor Advisory Committee; and

•

SAVF Nominee Mr. Gary L. Pechota has extensive cement industry operational experience, and therefore we believe would bring valuable experience, expertise and perspectives to assessing and designing strategies for improving Texas Industries’ operational performance and board discussions regarding strategic planning and capital allocation matters.

Background of SAVF Nominations and SAVF Proposals

SAVF has been a Texas Industries shareholder since September 2008. We have communicated with Texas Industries since then regarding matters we believe are important to enhance long-term value for the benefit of all Texas Industries shareholders. For example, on January 19, 2009, we met with Texas Industries representatives to discuss improving the quality of Texas Industries’ shareholder communications and the adoption of appropriate corporate governance practices, including:

•	eliminating Texas Industries’ classified board structure and implementing annual elections of directors;

•	implementing a majority voting standard for director elections;

•	eliminating all supermajority voting requirements from the Company’s certificate of incorporation and bylaws; and

•	eliminating the Company’s “poison pill” rights agreement.

We also have requested a meeting with the Texas Industries Governance Committee to discuss these matters, as they are within the scope of responsibility and authority of that committee. To date, Texas Industries has been unwilling to allow us to meet with either the Governance Committee or other independent members of the board of directors.

On June 29, 2009, SAVF submitted written notice to Texas Industries of our intent to nominate the SAVF Nominees for election to the Texas Industries board of directors at the Annual Meeting and to solicit proxies for their election. On July 21, 2009, SAVF submitted written notice to Texas Industries of our intent to present the SAVF Proposals to Texas Industries shareholders at the Annual Meeting and to solicit proxies for the adoption and approval of the SAVF Proposals. On July 29, 2009, the Chief Executive Officer and Chief Financial Officer of Texas Industries met with representatives of the Shamrock Activist Value Fund to discuss Texas Industries’ history and general operational matters. While the meeting was requested by the Chief Executive Officer and Chief Financial Officer, they did not discuss or comment on the pending proxy contest or ask any questions regarding the SAVF Nominees, or any of the SAVF Proposals. On August 3, 2009, Mel G. Brekhus, the current Chief Executive

Officer of Texas Industries, and Robert D. Rogers, the current Chairman of the Board and former Chief Executive Officer of Texas Industries, met with representatives of the Shamrock Activist Value Fund to discuss the Company’s business and the pending proxy contest with SAVF.

Reasons to Vote for the SAVF Nominees

We believe each of the SAVF Nominees possesses independence from Texas Industries’ current board of directors and management and therefore can act in an unbiased and objective manner to seek to maximize value for all Texas Industries shareholders. We also believe each of the SAVF Nominees satisfies the independence standards described in the Listed Company Manual of the New York Stock Exchange and the independence standards applicable to Texas Industries under paragraph (a)(1) of Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (including any applicable rules and regulations promulgated thereunder, the “Exchange Act”).

SAVF is nominating the SAVF Nominees because it believes that adding new, highly qualified, outside voices in the boardroom to represent the interests of all Texas Industries shareholders is an important first step in remedying what the Shamrock Activist Value Fund considers to be significant operational and corporate governance shortcomings. In particular, the Shamrock Activist Value Fund believes that:

•

Texas Industries has a well documented record of underperformance versus its peers — in terms of both profitability and share price — which we believe is the result of poor management and inefficient capital allocation;

•

Texas Industries’ board of directors has not exercised proper oversight of management, has not held management properly accountable for operational failures and shortfalls, and has failed to properly link management’s pay to Texas Industries’ performance;

•	Texas Industries’ management has a disconcerting record of over-promising and under-delivering;

•	Texas Industries should implement a number of corporate governance improvements. For example:

—	Texas Industries implemented and continues to maintain a ten-year poison pill that was adopted unilaterally by the board of directors and has never been submitted to a shareholder vote;

—

Texas Industries does not have a majority voting standard for the election of directors, meaning that in an uncontested election a director who receives only one vote will be elected to the board, even if all other votes are cast “against” or “withheld” for that director;

—	Texas Industries has a classified board, so only one-third of the directors are held accountable to the shareholders each year;

—	Texas Industries has not adopted an annual shareholder advisory vote on executive compensation;

—

Texas Industries shareholders are prohibited from calling shareholder meetings or taking any actions by written consent, thereby ensuring the board of directors alone decides when the shareholders can meet and preventing the shareholders from effecting any changes at the time the shareholders deem most appropriate; and

—

Texas Industries maintains what we consider to be unnecessary and unduly restrictive supermajority voting standards in its charter and bylaws that in our view deprive the shareholders who own a majority of the Texas Industries stock from exercise their voting franchise as the true owners of the company.

The Shamrock Activist Value Fund believes each of the SAVF Nominees has the necessary independence, experience, energy, skills and personality to work with their fellow directors to meet Texas Industries’ operational, strategic and corporate governance challenges, if elected. The Shamrock Activist Value Fund also believes the SAVF Nominees will bring to the Texas Industries board much needed finance and capital markets, corporate governance, and cement industry operations expertise.

Please vote the WHITE proxy card today “FOR” for the election of Ms. Marjorie L. Bowen and Messrs. Dennis A. Johnson, CFA and Gary L. Pechota by marking, signing, dating and returning the WHITE proxy card in the enclosed postage paid envelope or by voting by telephone or over the internet using the telephone and internet voting instructions on the WHITE proxy card. If you sign and return a WHITE proxy card without marking specific voting instructions, you will be deemed to have directed the proxy holders named in the proxy card to vote all shares represented by your WHITE proxy card “FOR” the election of the SAVF Nominees.

The SAVF Nominees

Each of the SAVF Nominees has consented to being named in this Proxy Statement and to serving as a Texas Industries director, if elected. Below are the name, age, business address, present principal occupation, and the employment history and any directorships of publicly held companies of each of the SAVF Nominees for at least the past five years. None of the entities referenced below is a parent or a subsidiary of Texas Industries.

Name	Age	Present Principal Occupation, Five Year Employment History, Business Address, and Directorships
Marjorie L. Bowen	44	Ms. Bowen worked at Houlihan Lokey Howard & Zukin from May 1989 until January 2008, where she was a Managing Director, the National Director of the firm’s fairness opinion practice, and was one of five members of the firm’s Financial Advisory Services Committee, which is responsible for managing the firm’s Financial Advisory Services practice. During her tenure at Houlihan Lokey, Ms. Bowen advised corporations, directors and other fiduciaries on a broad range of corporate finance transactions and other matters, including, among other things, evaluating strategic alternatives, strategies for maximizing shareholder value, debt and equity reorganizations, asset sales, financings, corporate governance matters, and mergers and acquisitions transactions. Since July 2009, Ms. Bowen has served as an independent director for Euramax International, Inc., an international producer of aluminum, steel, vinyl, copper and fiberglass products for original equipment manufacturers, distributors, contractors and home centers in North America and Western Europe, whose address is 5445 Triangle Parkway, Suite 350, Norcross, Georgia 30092. Since October 2008, Ms. Bowen has served as an independent director for Vertis, Inc., a provider of targeted print advertising and direct marketing solutions to retail and consumer services companies whose address is 250 West Pratt Street, Suite 1800, Baltimore, Maryland 21201. Since April 2008, Ms. Bowen has served as an independent director and the Chair of the Audit Committee of Global Aviation Holdings, Inc., the parent company of World Airways, Inc. and North American Airlines, Inc., both U.S.-certificated air carriers providing transportation services for the U.S. military, major international passenger and cargo carriers, international freight forwarders and international leisure tour operators, whose address is 101 World Drive, Peachtree City, Georgia 30269. Ms. Bowen graduated with a B.A., cum laude, from Colgate University in 1987, and obtained her M.B.A, with a concentration in finance, from the University of Chicago in 1989.

Dennis A. Johnson, CFA	49	Since July 2008, Mr. Johnson has served as a Managing Director of Shamrock Capital Advisors, Inc. (“SCA”), the investment advisor for the Shamrock Activist Value Fund, a Vice President of Shamrock Partners Activist Value Fund, L.L.C., and the portfolio manager of the Shamrock Activist Value Fund, where he has primary responsibility for portfolio investment decisions for the Shamrock Activist Value Fund. The business address of SCA, Shamrock Partners Activist Value Fund, L.L.C. and the Shamrock Activist Value Fund is 4444 W. Lakeside Drive, Burbank, California 91505. Prior to joining SCA, Mr. Johnson was the Senior Portfolio Manager in charge of all global corporate governance activities for the California Public Employees’ Retirement System (CalPERS) from September 2005 until July 2008. Prior to joining CalPERS, Mr. Johnson was a Managing Director of Citigroup Global Markets, Inc. from April 1994 until May 2005. Mr. Johnson served as Chair of the Board of Directors of the Council of Institutional Investors from April 2008 until July 2008. Mr. Johnson was a member of the Board of Directors for the National Association of Corporate Directors (NACD), Northern California Chapter, from September 2006 to July 2008, and was a member of NACD’s “Blue Ribbon Commission” on Board of

Directors and Shareholder Communications. Mr. Johnson also has testified before the U.S. Congress on various investor and corporate governance subjects. Mr. Johnson currently is a member of the SEC Investor Advisory Committee and is a member of the Board of Directors of Mattel Children’s Hospital at UCLA. Mr. Johnson received his B.A. in Economics from the Virginia Military Institute in 1981, his M.S. in Finance from the Virginia Commonwealth University in 1985, and is a Chartered Financial Analyst (CFA) Charterholder.

Gary L. Pechota	59	Since December 2007, Mr. Pechota has served as President and CEO of DT-Trak Consulting, Inc., a medical coding, billing and data entry services company whose address is 210 North Broadway, Miller, South Dakota 57362. From May 2005 until December 2007, Mr. Pechota was a private investor. Mr. Pechota was the Chief of Staff of the National Indian Gaming Commission from August 2003 until April 2005, responsible for, among other things, coordinating the activities of the Administrative, Audit, Enforcement and Management Contract Divisions of the Commission and presenting their views to the Chairman of the Commission. Mr. Pechota served as President of Giant Group Ltd.’s cement operations (Keystone Cement Company from May 1992 until September 1994 and Giant Cement Company from January 1993 until September 1994). Mr. Pechota joined Giant Group Ltd.’s cement operations in mid-1992 as its cement operations were approaching insolvency, successfully led the restructuring of its cement operations, and completed a $140 million IPO of its cement operations in September 1994. Mr. Pechota served as the Chairman of Giant Cement Holding, Inc. from September 1994 until November 1999, and served as its President and CEO from September 1994 until December 2001. In 1999, Forbes magazine recognized Giant Cement Holding, Inc. as one of Forbes’ Best Small Companies, based on its most recent annual and five year financial performance, including sales and profit growth, return on equity and stock performance. In 1999, Mr. Pechota planned and executed the sale of Giant Cement Holding, Inc. to Cementos Portland for $343 million. Mr. Pechota also was the President and CEO of Dacotah Cement from January 1983 until May 1992, the Vice President of Finance for Madera Pacific, Inc. from April 1981 until January 1983, and was an Audit Supervisor with the Ernst and Whinney accounting firm from May 1975 until April 1981. Mr. Pechota is a former Chairman and member of the Finance Committee of the Portland Cement Association, currently serves as a director and the member of the Audit Committee of Insteel Industries, Inc. (Nasdaq: IIIN), one of the largest manufacturers of steel wire reinforcing products for concrete construction applications whose address is 1373 Boggs Drive, Mt. Airy, North Carolina 27030, and is a director and a member of the Audit Committee of Black Hills Corporation (NYSE: BKH), an energy company operating in utilities and non-regulated energy whose address is 625 Ninth Street, Rapid City, South Dakota 57701. Mr. Pechota was formerly a member of the Compensation Committee of Black Hills Corp. from May 2007 until May 2009. Mr. Pechota received his B.S. in Business and Social Science from Black Hills State University in 1971, received his M.B.A. with an emphasis in Business-Finance from the Stanford University Graduate School of Business in 1974, and is a Certified Public Accountant (currently inactive).

Arrangements and Understandings with SAVF Nominees

In connection with his employment by SCA, Mr. Johnson receives a salary, employee benefits and other compensation and has certain rights to indemnification for his services on behalf of SCA, including indemnification rights applicable to his serving as an SAVF Nominee. None of Mr. Johnson’s compensation is directly or indirectly contingent or conditioned upon Mr. Johnson serving as a director nominee, being elected to any board of directors, or otherwise relates to Mr. Johnson’s service as a SAVF Nominee or his election to Texas Industries’ board of directors.

Pursuant to written agreements with Ms. Bowen and Mr. Pechota, SAVF has agreed to (a) provide each of Ms. Bowen and Mr. Pechota fifty thousand dollars ($50,000) as compensation for acting as an SAVF Nominee, (b) reimburse Ms. Bowen and Mr. Pechota for the out-of-pocket expenses incurred by them in connection with serving as an SAVF Nominee, (c) indemnify Ms. Bowen and Mr. Pechota in connection therewith, subject to certain limitations, and (d) pay the reasonable fees and expenses of one legal counsel for all of the SAVF Nominees (up to $40,000 in the aggregate or $20,000 for any individual Nominee, unless SAVF consents to pay any additional amounts).

Except for Mr. Johnson, who will continue to receive a salary, other compensation and certain rights to indemnification for his services on behalf of SCA, the SAVF Nominees are not entitled to additional compensation, or to continued indemnification by SAVF for future acts or omissions once elected to the Texas Industries board of directors.

Effect of Electing SAVF Nominees

If elected, the SAVF Nominees will constitute a minority of the board of directors, and therefore will be unable to implement changes at Texas Industries without the support of at least some incumbent members of the board of directors. We therefore expect the SAVF Nominees to raise their concerns with, and advocate their recommendations for, the Company’s business and corporate governance policies to the other directors. Each SAVF Nominee has advised SAVF that, if elected, they will seek to focus the attention of the board of directors and management on improving Texas Industries’ operational performance and will work cooperatively with the other members of the board of directors to implement the other corporate governance changes described in this Proxy Statement, consistent with their fiduciary duties.

There can be no assurance that the SAVF Nominees will be successful in implementing the corporate governance changes described in this Proxy Statement if they are elected, or that the election of the SAVF Nominees will improve Texas Industries’ operational performance. Electing SAVF Nominees will have only the legal effect of replacing incumbent directors with SAVF Nominees. However, we believe the election of any of SAVF’s Nominees and the adoption and approval of any of the SAVF Proposals will send an important message to the incumbent directors and management that Texas Industries shareholders want new voices on the board of directors and believe that corporate governance improvements are both appropriate and serve to promote long-term shareholder value. The Shamrock Activist Value Fund also believes the election of any of the SAVF Nominees and the adoption and approval of any of the SAVF Proposals will provide the SAVF Nominees who are elected a mandate to seek changes to the status quo intended to restore and enhance shareholder value for the benefit of all Texas Industries shareholders.

The Shamrock Activist Value Fund expects each of the SAVF Nominees will be able to stand for election to the board of directors at the Annual Meeting. However, if any SAVF Nominee is unable to serve or for good cause will not serve as a SAVF Nominee or as a Texas Industries director if elected, SAVF intends to nominate a substitute nominee in the place of such SAVF Nominee. In addition, the Shamrock Activist Value Fund reserves the right to nominate substitutes for the SAVF Nominee(s) or additional nominees if the Company makes or announces any changes to the Company’s certificate of incorporation or bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the SAVF Nominee(s) or increasing the number of directors who are able to be elected at the Annual Meeting. In any such case, all shares of Texas Industries common stock represented by WHITE proxy cards will be voted for the election of such substitute(s) and any such additional nominees, in the absence of specific marked instructions from the shareholder whose shares are represented by the proxy card.

THE SAVF PROPOSALS

(Proposals 2, 3 and 4)

SAVF has notified Texas Industries that it intends to bring the following three SAVF Proposals before Texas Industries shareholders at the 2009 Annual Meeting. The SAVF Proposals are intended to allow Texas Industries shareholders to communicate to the Texas Industries board of directors that they desire changes and meaningful improvements in the Company’s corporate governance practices. In particular, the SAVF Proposals highlight some of what the Shamrock Activist Value Fund believes are Texas Industries’ significant corporate governance failings, which:

•	Prevent the shareholders from holding all members of the board of directors accountable to the shareholders through annual elections;

•

Allow incumbent directors or other Company director nominees to be elected due to plurality voting standards, despite significant withhold votes such as were cast in both the 2007 and 2008 director elections;

•	Do not give the shareholders the right to determine whether a poison pill is appropriate for Texas Industries or in the best interests of its shareholders; and

•

Do not require the board of directors to clearly and transparently explain why they believe a poison pill is necessary and will not adversely effect the shareholders’ interests, for example by discouraging or preventing premium price transaction proposals which might maximize value for Texas Industries shareholders.

We believe the financial performance of Texas Industries is impacted by its corporate governance policies and the level of accountability of the board of directors and management to its shareholders. We believe that holding directors accountable on an annual basis, and requiring that the board of directors clearly and transparently communicate with the shareholders on significant matters affecting their investment, such as whether a poison pill should be adopted or retained, will promote investor confidence and help restore the shareholder value which we believe has been lost as a result of Texas Industries’ history of underperformance versus its peers.

SAVF’s goals in presenting the SAVF Proposals to Texas Industries shareholders are (a) to facilitate direct communication between the shareholders and the board of directors on important corporate governance matters and (b) to provide a mandate for the directors elected at the 2009 Annual Meeting and those incumbents not up for election to promptly implement these and other appropriate corporate governance practices. We believe it is time that this board of directors gets the message that underperformance is not acceptable and that the shareholders, who are the true owners of Texas Industries, expect better oversight of management, improved corporate governance, and more transparent shareholder communication.

PROPOSAL 2 — BOARD DECLASSIFICATION RESOLUTION

The Board Declassification Resolution is as follows:

“RESOLVED, that the shareholders of Texas Industries, Inc. (the “Company”) hereby request that the Board of Directors take all necessary actions to amend the Company’s bylaws to declassify the Board of Directors and promptly institute annual elections of all directors.”

SAVF is presenting this resolution because it believes that the right to hold directors accountable through annual elections is a fundamental shareholder right and a touchstone of corporate democracy. Directors should be willing to stand on their personal record each and every year, and if the shareholders are not satisfied with the performance of the Company or that director, the shareholders should have the right to communicate their dissatisfaction annually through the election process.

The Shamrock Activist Value Fund urges you to vote the WHITE proxy card “FOR” the Board Declassification Resolution (Proposal 2) by marking, signing, dating and returning the WHITE proxy card in the enclosed postage paid envelope or by voting by telephone or over the internet using the telephone and internet voting instructions on the WHITE proxy card today!

PROPOSAL 3 — MAJORITY VOTING RESOLUTION

The Majority Voting Resolution is as follows:

“RESOLVED, that the shareholders of the Company hereby request that the Board of Directors amend the Company’s bylaws and take all other necessary steps to provide that, in each uncontested election for the Board of Directors, each director shall be elected by a majority of the votes cast with respect to that director, and further that any incumbent director who fails to receive such a majority vote in favor of their re-election in an uncontested election shall be required to resign from the Board of Directors, effective immediately. A ‘contested election’ for these purposes means any election of directors in which the number of candidates standing for election exceeds the number of seats on the Board of Directors to be filled through the election.”

The Shamrock Activist Value Fund believes that plurality voting in the election of directors is a fundamentally flawed system, does not promote true corporate democracy, and allows unpopular incumbents who receive even one vote to be re-elected, despite significant levels of displeasure and regardless of the number of votes cast against the incumbent’s election. In this respect, the Shamrock Activist Value Fund notes that approximately 49% of the votes cast in the election of directors at the 2008 Annual Meeting of Shareholders were “withhold” votes. This fact demonstrates to us that a significant percentage of Texas Industries shareholders did not support the re-election of Texas Industries’ incumbent nominees.

By contrast, a majority vote standard in uncontested elections means that a candidate cannot be elected or remain in office unless the holders of a majority of the votes cast believe the nominee has done (or in the case of a new nominee, will do) a good job representing the shareholders’ interests. The Shamrock Activist Value Fund believes that majority voting coupled with a requirement that incumbents must resign, effective immediately, if they do not receive at least a majority vote in uncontested elections is an important corporate governance feature that promotes a culture of accountability. We also believe that majority voting in uncontested elections will augment the director accountability that we believe would result if Texas Industries’ board were to be declassified and annual director elections were to be implemented, as requested in the Board Declassification Resolution (Proposal 2).

The Shamrock Activist Value Fund urges you to vote the WHITE proxy card “FOR” the Majority Voting Resolution (Proposal 3) by marking, signing, dating and returning the WHITE proxy card in the enclosed postage paid envelope or by voting by telephone or over the internet using the telephone and internet voting instructions on the WHITE proxy card today!

PROPOSAL 4 — SHAREHOLDER VOTE ON THE POISON PILL RESOLUTION

The Shareholder Vote on the Poison Pill Resolution is as follows:

“RESOLVED, that the shareholders of the Company hereby request that the Board of Directors take all necessary action (a) to submit the Company’s rights agreement (the “Rights Agreement”), dated as of November 1, 2006, between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.), to a vote of the Company’s shareholders no later than the 2010 Annual Meeting of Shareholders and, (b) if the holders of at least a majority of the outstanding voting stock do not affirmatively vote to ratify the Rights Agreement at such meeting, to promptly redeem all outstanding preferred stock purchase rights issued under the Rights Agreement and terminate the Rights Agreement, and not thereafter adopt or extend any rights agreement or similar plan unless such adoption or extension is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company within no more than twelve months after the date of such adoption or extension.”

The Shamrock Activist Value Fund believes that Texas Industries shareholders should have the power to decide whether or not a poison pill benefits Texas Industries shareholders or whether it inappropriately limits their ability to decide what is a fair price for their shares or whether or not to support a transaction that the shareholders holding a majority of the outstanding common stock may view as attractive.

The Shamrock Activist Value Fund believes that poison pills should not be adopted or maintained without shareholder approval, except in extreme cases where an actual imminent threat justifies adopting a short-term rights plan of limited duration. Even in such an extreme circumstance, the Shamrock Activist Value Fund believes that no “emergency” rights plan should remain in force beyond a year, at most, without express shareholder approval.

In the absence of shareholder approval, the Shamrock Activist Value Fund believes that poison pills unduly limit the strategic alternatives available to a company, can prevent or limit the maximization of shareholder value by precluding shareholders from receiving or accepting premium price acquisition proposals, and may be misused to protect the interests of incumbent directors rather than to protect shareholders from unfair or coercive transactions. Furthermore, we believe requiring shareholder approval of poison pills will require the board of directors to clearly and transparently explain to the shareholders why they believe a poison pill is both necessary and will promote or enhance shareholder value. The shareholders can then make the ultimate decision as to whether the board of director’s justifications and recommendations are reasonable and in the shareholders’ best interests. In addition, the Shamrock Activist Value Fund notes that statutory protections (such as Section 203 of the Delaware General Corporation Law, which the Company has not opted out of) already provide significant protections from hostile advances.

The Shamrock Activist Value Fund urges you to vote the WHITE proxy card “FOR” the Shareholder Vote on the Poison Pill Resolution (Proposal 4) by marking, signing, dating and returning the WHITE proxy card in the enclosed postage paid envelope or by voting by telephone or over the internet using the telephone and internet voting instructions on the WHITE proxy card today!

If you sign and return a WHITE proxy card without marking specific voting instructions with respect to any or all of the three SAVF Proposals, you will be deemed to have directed the proxy holders named in the proxy card to vote all shares represented by your proxy card “FOR” the adoption and approval of each SAVF Proposal as to which you did not give specific voting instructions.

OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Company Proposals

We believe Texas Industries will bring the following matter before the shareholders at the Annual Meeting, in addition to the election of directors:

•	Approval of the selection of Ernst & Young LLP as Texas Industries’ independent auditors.

Please refer to Texas Industries proxy statement for the Annual Meeting for a more detailed discussion of this matter. If you sign and return a WHITE proxy card and do not indicate how you want to vote on the Company proposals, you will be deemed to have directed the proxy holders named on the WHITE proxy card or their substitutes to vote all shares represented by your WHITE proxy card as follows:

•	“FOR” approval of the selection of Ernst & Young LLP as Texas Industries’ independent auditors (Proposal 5).

Other Business

The Participants know of no other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting (including any motion to cancel, adjourn, continue or postpone the Annual Meeting), the persons named as proxy holders on the WHITE proxy card or their substitutes will vote on such other matters in their discretion in accordance with their judgment.

VOTING MATTERS

Record Date

Under the Texas Industries bylaws, holders of shares of Texas Industries common stock at the close of business on August 24, 2009, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each share of common stock outstanding as of the record date entitles the record holder thereof to one vote on each matter brought before the shareholders at the Annual Meeting. If you were a shareholder of record on the record date, you will retain your right to vote the shares you held as of the record date at the Annual Meeting, even if you sell your shares after the record date. Accordingly, it is important that you vote all shares you held of record as of the record date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell your shares after the record date.

Quorum and Broker Non-Votes

Under Delaware law, the presence of a quorum is required to transact business at the Annual Meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares outstanding and entitled to vote at the Annual Meeting. Abstentions, shares voted “withhold” and broker non-votes are considered to be shares present for the purpose of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares of a beneficial owner does not vote on a particular “non-routine” matter because the nominee does not have discretionary voting power with respect to that matter. Because the election of directors at the Annual Meeting is a “contested election” (meaning there are more director nominees than there are directors up for election), it is considered to be “non-routine,” so banks, brokers and nominee holders do not have discretionary authority to vote your shares in the election. Similarly, the SAVF Proposals also are “non-routine” matters as to which your bank, broker or other nominee holder does not have voting discretion. Therefore, your shares will not be voted with respect to such matters unless you specifically instruct your bank, broker or other nominee holder how you want them to vote your shares, so please do so today.

Votes Required

Under the Texas Industries bylaws, directors are elected by a plurality of the votes cast in the election of directors. Plurality voting means that those individuals who receive the highest number of votes cast “for” their election are elected as directors, up to the maximum number of directors up for election. Consequently, votes cast “against” or “withheld” with respect to any specific director nominee will not offset or cancel other votes cast “for” that nominee. Broker non-votes also will not be included in the director election vote totals.

Under Delaware law, the affirmative vote of a majority of the shares of Texas Industries common stock represented in person or by proxy and entitled to vote at the Annual Meeting are required to approve the SAVF Proposals. An affirmative vote means that a vote must be cast “FOR” approval of the SAVF Proposal in question. Consequently, any shares not affirmatively voted “FOR” a specific SAVF Proposal (even as a result of an abstention) will have the same effect as a vote “against” that SAVF Proposal, but broker non-votes will not be included in the vote totals and will have no effect on the vote with respect to such matters.

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the selection of Ernst & Young LLP as Texas Industries’ independent auditors at the Annual Meeting. On this matter, abstentions will be included in the vote totals and will have the same effect as a vote “against” the matter in question, but broker non-votes will not be included in the vote totals and will have no effect on the vote.

Voting by Record Holders

If you are the record holder of your shares, you can vote your shares in any of the following four ways:

•	Sign, date and return the WHITE proxy card in the enclosed postage-paid envelope;

•	Vote by telephone by following the telephone voting instructions on the WHITE proxy card;

•	Vote over the internet by following the internet voting instructions on the WHITE proxy card; or

•

Vote in person at the Annual Meeting by submitting your WHITE proxy at the meeting or using one of the written ballots that will be distributed to shareholders who attend the Annual Meeting and wish to vote in person.

If you want to vote by telephone or over the internet, you will need to provide the unique control number which is printed on your WHITE proxy card. In addition to the instructions that appear on the WHITE proxy card, step-by-step instructions will be provided by a recorded telephone message for shareholders submitting proxies by telephone, or at the designated website for shareholders submitting proxies over the internet. Shareholders submitting proxies with voting instructions by telephone or over the internet will receive confirmation on the telephone that their vote by telephone was successfully submitted, and may provide an email address for confirmation that their vote by internet was successfully submitted. If you vote by telephone or over the internet pursuant to the voting instructions on the WHITE proxy card, you do NOT need to return a WHITE proxy card.

Even if you plan to attend the Annual Meeting, please sign, date and return your WHITE proxy in the enclosed postage prepaid envelope in case your plans change. All valid WHITE proxies received prior to the Annual Meeting will be voted at the Annual Meeting. If you provide voting instructions as to any item on the WHITE proxy card, your shares will be voted in accordance with your instructions.

Revoking A Proxy (Record Holders)

Any shareholder of record may revoke or change his or her prior proxy instructions at any time prior to the vote at the Annual Meeting in any of the following ways:

•	by submitting a properly executed, later-dated WHITE proxy card, which will revoke all earlier-dated proxy cards for the Annual Meeting;

•	by voting by telephone or over the internet instructions using the telephone or internet voting instruction on your WHITE proxy card;

•	attending the Annual Meeting and voting in person, although attending the Annual Meeting alone without voting will not in and of itself revoke a prior proxy; or

•	delivering written notice of revocation either to (i) SAVF, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, or to (ii) the Corporate Secretary of Texas Industries.

Although a revocation is effective if delivered to Texas Industries, please also send either the original or a copy of any revocation to SAVF, c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, so that the Shamrock Activist Value Fund will be aware of all revocations.

If you previously signed and returned a proxy card to Texas Industries, we urge you to revoke it immediately by using one of the revocation methods described above. Please also discard and do not return any proxy card that may be sent to you by or on behalf of Texas Industries.

Voting in the Absence of Specific Instructions

If you sign and return a WHITE proxy card and do not provide specific voting instructions on the WHITE proxy card as to a specific matter, your shares will be voted, as applicable:

•	“FOR” the election of Ms. Marjorie L. Bowen for director;

•	“FOR” the election of Mr. Dennis A. Johnson, CFA for director;

•	“FOR” the election of Mr. Gary L. Pechota for director;

•	“FOR” the Board Declassification Resolution (Proposal 2);

•	“FOR” the Majority Voting Resolution (Proposal 3);

•	“FOR” the Shareholder Vote on the Poison Pill Resolution (Proposal 4);

•	“FOR” the approval of Ernst & Young LLP as Texas Industries’ independent auditors (Proposal 5); and

•	in the discretion of the proxy holders named in the WHITE proxy card as to any other matters that may properly come before the annual meeting.

Voting by Beneficial Owners

If you hold your shares of Texas Industries common shares in the name of a brokerage firm, bank, bank nominee or other nominee holder on the record date, only your nominee hold can vote your common shares, and only upon receipt of your specific voting instructions. As the beneficial owner, you have the right to direct your nominee holder to vote your shares, and your bank, broker or other nominee holder should have enclosed a voting instruction card for you to use to indicate how you want your shares to be voted. Please return your voting instruction card as early as possible to ensure that your shares will be voted in accordance with your instructions, or contact the person responsible for your account and instruct them to execute and return a WHITE proxy card for your shares as soon as possible, and instruct them to vote the shares they hold for you “FOR” the election of each of the SAVF Nominees and “FOR” the adoption and approval of each of the SAVF Proposals. You may also attend the Annual Meeting and vote your shares in person; however, since you are not the stockholder of record, you may not vote any shares that are held by a nominee for you in person at the meeting unless you specifically request a document called a “legal proxy” from your bank, broker or other nominee holder and bring it to the Annual Meeting.

If you wish to change your vote after you instructed your nominee holder how to vote the shares they hold for you, please contact them for specific instructions as to how to change your vote.

Cost And Method of Solicitation

WHITE proxies may be solicited in person, by mail, advertisement, telephone, telecopier or email. Proxies may be solicited by the SAVF Nominees and by the Shamrock Activist Value Fund, Shamrock Capital Advisors, Inc. and their respective employees, affiliates or representatives, none of whom will receive additional compensation for such solicitation. Proxies are expected to be solicited from individuals, brokers, banks, bank nominees, and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Texas Industries common stock they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses in doing so.

The entire expense of nominating the SAVF Nominees, proposing the SAVF Proposals and our proposed proxy solicitation is being borne by the Shamrock Activist Value Fund. SAVF has retained the services of MacKenzie Partners, Inc. as its proxy solicitor to assist in soliciting proxies for the election of the SAVF Nominees and the approval of the SAVF Proposals, and will pay customary compensation for doing so. MacKenzie Partners is expected to use [45] employees to solicit proxies for the election of the SAVF Nominees and the approval of the SAVF Proposals. Costs related to the solicitation of proxies include expenditures for printing, postage, legal, accounting, financial advisors, public relations advisors, solicitors, advertising, transportation, litigation, if any, and related expenses incidental to the proposed proxy solicitation, which are expected to be approximately $1,000,000, of which approximately $[170,000] has been expended to date.

If any of the SAVF Nominees are elected to the Texas Industries board of directors, the Shamrock Activist Value Fund intends to seek reimbursement of all of its proxy solicitation expenses from the Company but does not intend to submit such reimbursement to a vote of Texas Industries shareholders.

If you have any questions or need assistance in voting your shares using the WHITE proxy card, please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(800) 322-2885

savf-txi@mackenziepartners.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In addition to the Shamrock Activist Value Fund and the three SAVF Nominees (who are Ms. Marjorie L. Bowen and Messrs. Dennis A. Johnson, CFA and Gary L. Pechota), the following are Participants in the solicitation of proxies pursuant to this Proxy Statement: Mr. Stanley P. Gold (“Mr. Gold”), Shamrock Activist Value Fund GP, L.L.C. (the “General Partner”), Shamrock Partners Activist Value Fund, L.L.C. (“Shamrock Partners”), Shamrock Capital Advisors, Inc. (“SCA”), Shamrock Holdings of California, Inc. (“SHOC”), and Shamrock Holdings of California, Inc. (“SHI”).

As of the record date, and as of [•], 2009, the approximate date on which this Proxy Statement and the WHITE proxy card are first being furnished to Texas Industries shareholders:

•

SAVF is the owner of [2,038,575] shares of Texas Industries common stock, of which [1,000] shares are held of record by SAVF, representing approximately [7.35]% of the shares of Texas Industries common stock.

•

SAVF IV is the owner of [787,981] shares of Texas Industries common stock, of which no shares are held of record by SAVF IV, representing approximately [2.84]% of the shares of Texas Industries common stock.

•

None of the SAVF Nominees holds any shares of Texas Industries common stock of record or beneficially, and each disclaims any direct or indirect beneficial ownership of any shares of Texas Industries common stock held by the Shamrock Activist Value Fund.

These percentages are calculated based on the 27,719,786 shares of Texas Industries common stock Texas Industries reported as being outstanding as of June 30, 2009 in Texas Industries’ Annual Report on Form 10-K filed with the SEC on July 17, 2009.

Mr. Gold is a Managing Member of Shamrock Partners, which is the managing member of the General Partner, which in turn is the general partner of each of SAVF and SAVF IV. The managing members of Shamrock Partners are SHOC and Mr. Gold, who is also the President of Shamrock Partners, SCA, SHOC and SHI. All of the capital stock of SHOC is owned by SHI. As a result of these relationships, Mr. Gold may be deemed to beneficially own for purposes of Section 13(d) the shares of Texas Industries common stock that may be deemed to be beneficially owned by SAVF and SAVF IV. Mr. Gold does not directly or indirectly personally own any shares of Texas Industries common stock and disclaims beneficial ownership of any shares of Texas Industries common stock that may be deemed to be beneficially owned by any of Dennis A. Johnson, Shamrock Partners, the General Partner or the Shamrock Activist Value Fund.

The Roy E. Disney Trust and the Patricia A. Disney Trust each own approximately 2.26% of the common stock of SHI. Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney own an aggregate of approximately 45.4% of the common stock of SHI. In addition, Mr. Gold is the sole trustee of four trusts established for the benefit of Roy Patrick Disney, Susan Disney Lord, Abigail Edna Disney and Timothy J. Disney, which hold an aggregate of approximately 50% of SHI common stock. Mr. Gold is also the trustee of the Patricia Disney Trust.

Mr. Johnson is a Managing Director of SCA, a Vice President of Shamrock Partners, and the portfolio manager of the Shamrock Activist Value Fund, and as such has primary responsibility for portfolio investment decisions relating to the Shamrock Activist Value Fund. As a result, Mr. Johnson may be deemed to beneficially own for purposes of Section 13(d) the shares of Texas Industries common stock that may be deemed to be beneficially owned by such entities. Mr. Johnson does not directly or indirectly personally own any shares of Texas Industries common stock and disclaims beneficial ownership of any shares of Texas Industries common stock that may be deemed to be beneficially owned by any of Mr. Gold, Shamrock Partners, the General Partner or the Shamrock Activist Value Fund.

As the general partner of SAVF and SAVF IV, the General Partner may be deemed to beneficially own the [2,826,556] shares of Texas Industries common stock collectively owned by SAVF and SAVF IV, constituting approximately [10.2]% of the issued and outstanding shares of Texas Industries common stock. As the managing member of the General Partner, Shamrock Partners may be deemed to beneficially own the [2,826,556] shares of Texas Industries common stock owned by the Shamrock Activist Value Fund, constituting approximately [10.2]% of the issued and outstanding shares of Texas Industries common stock. Shamrock Partners has sole voting and dispositive power with respect to the [2,826,556] shares of Texas Industries common stock owned by the Shamrock Activist Value Fund by virtue of its authority to vote and dispose of such Texas Industries common stock.

The Shamrock Activist Value Fund is primarily engaged in the business of investing in the securities of publicly traded small and micro-cap companies in the United States. The principal business of the General Partner is acting as general partner of the Shamrock Activist Value Fund and the principal business of Shamrock Partners is acting as the managing member of the General Partner. SHOC and SHI, together with their subsidiary entities, are holding companies engaged in the making, holding and disposing of investments in various industries, principally in the United States and Israel. SCA is a subsidiary of SHOC that provides management and consulting services to SHOC, the Shamrock Activist Value Fund, and other private investment funds organized by SCA.

For more information regarding (a) the ownership of Texas Industries common stock by the Shamrock Activist Value Fund, the other Participants, and the SAVF Nominees and (b) purchases and sales of Texas Industries common stock during the past two years by the Shamrock Activist Value Fund, the other Participants, and the SAVF Nominees, see Annex A attached to this Proxy Statement.

The business address of SAVF, SAVF IV, the General Partner, Shamrock Partners, SCA, SHOC, SHI, Mr. Johnson and Mr. Gold is 4444 W. Lakeside Drive, Burbank, California 91505. The business address of Ms. Bowen is 225 6th Street, Manhattan Beach, California 90266. The business address of Mr. Pechota is 528 N. New Street, Dodson Building, 1st Floor, Bethlehem, Pennsylvania 18018.

Except as described in this Proxy Statement, no SAVF Nominee is involved in any material proceedings with respect to Texas Industries or any of its subsidiaries. Except as set forth above or as otherwise set forth in this Proxy Statement, there is no other arrangement or understanding between any SAVF Nominee and any other person pursuant to which such SAVF Nominee was or is to be selected as an SAVF Nominee or elected as a Texas Industries director. No SAVF Nominee currently holds any position or office with the Company or any of its subsidiaries or has ever served previously as a director of the Company or any of its subsidiaries.

Except as set forth in this Proxy Statement or in Annex A attached:

•	no participant in this solicitation directly or indirectly beneficially owns any securities of the Company or any parent or subsidiary of the Company;

•	no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially;

•	no participant in this solicitation has purchased or sold any securities of the Company during the past two years;

•

no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities;

•

no participant in this solicitation is, or within the past year was, a party to any contract, arrangement or understanding with any persons with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, divisions of losses or profits, or the giving or withholding of proxies;

•	no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company;

•

no participant in this solicitation or any associate thereof was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is a party, in which the amount involved exceeds $120,000;

•	no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) during the past ten years;

•

no participant in this solicitation or any associate thereof has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and

•

no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the SAVF Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise, in any manner to be acted on at the Annual Meeting.

For the purposes of the foregoing, the term “associate” shall have the meaning set forth in Rule 14a-1 of Regulation 14A promulgated under the Exchange Act and the term “participant” shall have meaning set forth in the Item 4 of Schedule 14A.

The SAVF Nominees have no interest in the matters described in this Proxy Statement, other than their interest in being elected as Texas Industries directors and their interest in having a mandate to improve corporate governance practices at Texas Industries, to the extent they are elected to the board of directors and any of the SAVF Proposals are adopted and approved by the Texas Industries shareholders.

The Shamrock Activist Value Fund and the other Participants have no interest in the matters described in this Proxy Statement, other than their interests as beneficial owners of Texas Industries common stock, if any, as disclosed in this Proxy Statement, and other than their interests as Texas Industries shareholders in improving the operational performance of the Company and promoting appropriate corporate practices that may increase shareholder value for the benefit of all Texas Industries shareholders.

Shamrock Partners has agreed to pay Michael M. Rubey, an unaffiliated third party, a fee of 10% of any profits realized by Shamrock Partners from the Shamrock Activist Value Fund’s investment in the Company, in consideration for Mr. Rubey’s identification of the investment opportunity for the Shamrock Activist Value Fund.

ADDITIONAL INFORMATION

The Shamrock Activist Value Fund has omitted from this Proxy Statement certain information regarding Texas Industries that may be deemed to be required by applicable law and that are required to be included in the Texas Industries proxy statement for the Annual Meeting. This information includes, among other things:

•

Information relating to the ownership of Texas Industries securities by certain beneficial owners (see the section entitled “Security Ownership of Certain Beneficial Owners and Management” in the Texas Industries proxy statement);

•

Information concerning the procedures for submitting stockholder proposals and director nominations and for consideration of stockholder proposals for inclusion in Texas Industries’ proxy materials (see the section entitled “2010 Shareholder Proposals” in the Texas Industries proxy statement);

•

Information regarding Texas Industries’ directors, including its nominees for election at the Annual Meeting (see the proposal in the Texas Industries proxy statement regarding the election of directors) and its executive officers; and

•

Information regarding Texas Industries’ compensation policies and compensation paid or payable to its directors and executive officers (see the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Compensation Committee Report,” and “Compensation Tables and Information,” and other relevant disclosures in the Texas Industries proxy statement).

Shareholders should refer to the Texas Industries proxy statement to review Texas Industries’ disclosures with respect to these matters. Because the Shamrock Activist Value Fund did not prepare the Texas Industries proxy statement or Texas Industries’ other SEC filings and does not have first hand knowledge of, or any way to independently verify the accuracy or completeness of, the information contained therein, the Shamrock Activist Value Fund takes no responsibility for the accuracy or completeness of any information contained in such documents or filings.

Please vote TODAY “FOR” the election of each of the SAVF Nominees, “FOR” the adoption and approval of the Board Declassification Resolution (Proposal 2), “FOR” the adoption and approval of the Majority Voting Resolution (Proposal 3) and “FOR” the Shareholder Vote on the Poison Pill Resolution (Proposal 4), by signing, dating and returning the WHITE proxy card in the enclosed postage paid envelope or by voting by telephone or over the internet using the telephone and internet voting instructions on the WHITE proxy card.

Date: August 6, 2009

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON, CFA

MARJORIE L. BOWEN

GARY L. PECHOTA

ANNEX A

A. Beneficial Ownership of Texas Industries Common Stock

The following table sets forth information with respect to the record and/or beneficial ownership of Texas Industries common stock by each of the Participants as of the record date for the Annual Meeting. The percentage ownership information set forth below is based on 27,719,786 shares of Texas Industries common stock outstanding as of June 30, 2009, as disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on July 17, 2009. Except as set forth below, none of the Participants and, to the Shamrock Activist Value Fund’s knowledge, no associate of any Participant is the owner beneficially or of record of any shares of common stock of the Company.

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership		Percent of Class[2]
Common Stock	Shamrock Activist Value Fund, L.P.[3]	[2,038,575	][4]	[7.35	]%
Common Stock	Shamrock Activist Value Fund IV, L.P.[3]	[787,981	][5]	[2.84	]%
Common Stock	Shamrock Activist Value Fund GP, L.L.C.	[2,826,556	][6]	[10.2	]%
Common Stock	Shamrock Partners Activist Value Fund, L.L.C.	[2,826,556	][7]	[10.2	]%

[1]

The business address of SAVF, SAVF IV, the General Partner, Shamrock Partners, SCA, SHOC, SHI, Mr. Johnson and Mr. Gold is 4444 W. Lakeside Drive, Burbank, California 91505. The business address of Ms. Bowen is 225 6th Street, Manhattan Beach, California 90266. The business address of Mr. Pechota is 528 N. New Street, Dodson Building, 1st Floor, Bethlehem, Pennsylvania 18018.

[2]

The ownership percentage figures set forth above assume that 27,719,786 shares of Texas Industries common stock are outstanding, as reported by the Company in its Annual Report on Form 10-K filed with the SEC on July 17, 2009.

[3]

SAVF and SAVF IV are controlled by the General Partner. As a result, each of SAVF and SAVF IV may be deemed members of a group and may be deemed to beneficially own for purposes of Section 13(d) the shares beneficially owned for such purposes by the other. Each of SAVF and SAVF IV disclaims beneficial ownership of any shares of Texas Industries common stock owned by the other.

[4]	Number of shares of Texas Industries common stock beneficially owned, of which [1,000] are held of record by SAVF.
[5]	Number of shares of Texas Industries common stock beneficially owned, of which none are held of record by SAVF IV.
[6]	As the general partner of the Shamrock Activist Value Fund, the General Partner may be deemed to beneficially own the shares of Texas Industries common stock owned by the Shamrock Activist Value Fund.
[7]	As the managing member of the General Partner, Shamrock Partners may be deemed to beneficially own the shares of Texas Industries common stock beneficially owned by the Shamrock Activist Value Fund.

Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership		Percent of Class[2]
Common Stock	Shamrock Capital Advisors, Inc.	-0-	[8]	0%
Common Stock	Shamrock Holdings of California, Inc.	-0-	[9]	0%
Common Stock	Shamrock Holdings, Inc.	-0-	[10]	0%
Common Stock	Stanley P. Gold	-0-	[11]	0%
Common Stock	Dennis A. Johnson, CFA	-0-	[12]	0%
Common Stock	Marjorie L. Bowen	-0-	[13]	0%
Common Stock	Gary L. Pechota	-0-	[14]	0%

[8]	SCA does not own any shares beneficially or of record and disclaims beneficial ownership of any shares held by the Shamrock Activist Value Fund.
[9]	SHOC does not own any shares of Texas Industries common stock beneficially or of record and disclaims beneficial ownership of any shares held by the Shamrock Activist Value Fund.
[10]	SHI does not own any shares of Texas Industries common stock beneficially or of record and disclaims beneficial ownership of any shares held by the Shamrock Activist Value Fund.
[11]

Mr. Gold is a Managing Member of Shamrock Partners, which is the managing member of the General Partner, which in turn is the general partner of each of SAVF and SAVF IV. As a result, Mr. Gold may be deemed to beneficially own for purposes of Section 13(d) the shares of Texas Industries common stock that may be deemed to be beneficially owned by such entities. Mr. Gold does not directly or indirectly personally own any shares of Texas Industries common stock and disclaims beneficial ownership of any shares of Texas Industries common stock that may be deemed to be beneficially owned by any of Mr. Johnson, Shamrock Partners, the General Partner or the Shamrock Activist Value Fund.

[12]

Mr. Johnson is a Managing Director of SCA, a Vice President of Shamrock Partners, and the portfolio manager of the Shamrock Activist Value Fund, and as such has primary responsibility for portfolio investment decisions relating to the Shamrock Activist Value Fund. As a result, Mr. Johnson may be deemed to beneficially own for purposes of Section 13(d) the shares of Texas Industries common stock that may be deemed to be beneficially owned by such entities. Mr. Johnson does not directly or indirectly personally own any shares of Texas Industries common stock and disclaims beneficial ownership of any shares of Texas Industries common stock that may be deemed to be beneficially owned by any of Mr. Gold, Shamrock Partners, the General Partner or the Shamrock Activist Value Fund.

[13]

Ms. Bowen does not own any shares of Texas Industries common stock beneficially or of record and disclaims beneficial ownership of any shares of Texas Industries common stock held by the Shamrock Activist Value Fund.

[14]

Mr. Pechota does not own any shares of Texas Industries common stock beneficially or of record and disclaims beneficial ownership of any shares of Texas Industries common stock held by the Shamrock Activist Value Fund.

Transactions Within the Past Two Years

Set forth below are (i) the dates within the past two years on which shares of Texas Industries common stock were purchased or sold by Shamrock Activist Value Fund, L.P., Shamrock Activist Value Fund II, L.P., Shamrock Activist Value Fund III, L.P. and Shamrock Activist Fund IV, L.P., and (ii) the amount purchased or sold on such dates. On July 2, 2009, Shamrock Activist Value Fund II, L.P. and Shamrock Activist Value Fund III, L.P. were dissolved (the “Dissolution”), and the Texas Industries common stock owned by Shamrock Activist Value Fund II, L.P. and Shamrock Activist Value Fund III, L.P. were contributed to Shamrock Activist Value Fund, L.P. as a capital contribution (the “Contribution”). Except as noted, all of the following transactions were made in the open market on the New York Stock Exchange. Except for the transfer of shares between Shamrock Activist Value Fund, L.P. and Shamrock Activist Fund IV, L.P. on July 1, 2009, and the Contribution to Shamrock Activist Value Fund, L.P. on July 2, 2009 in connection with the Dissolution, all of the following transactions were made in the open market on the New York Stock Exchange. Except as set forth below, none of the Participants have purchased or sold shares of Texas Industries common stock during the past two years.

Shamrock Activist Value Fund, L.P.

Date	Number of shares of Texas Industries common stock	Purchase (P), Sale (S) or Other (O)
09/23/08	38,028	P
09/24/08	38,028	P
09/25/08	38,028	P
09/26/08	38,028	P
09/29/08	38,028	P
09/30/08	38,028	P
10/01/08	39,950	P
10/02/08	49,938	P
10/03/08	49,938	P
10/06/08	49,938	P
10/07/08	49,938	P
10/08/08	59,926	P
10/09/08	59,926	P
10/10/08	59,926	P
10/13/08	59,926	P
10/14/08	59,926	P
10/15/08	59,926	P
10/16/08	59,926	P
10/17/08	59,926	P
10/20/08	59,926	P
10/21/08	44,944	P
10/22/08	44,944	P
10/23/08	49,938	P
10/24/08	49,938	P

10/27/08	49,938	P
10/28/08	49,938	P
10/29/08	39,950	P
10/30/08	49,938	P
10/31/08	49,938	P
11/03/08	49,938	P
11/04/08	24,970	P
04/28/09	109,863	P
04/29/09	42,746	P
04/30/09	109,863	P
05/01/09	99,876	P
05/12/09	109,864	P
05/13/09	109,864	P
05/14/09	109,864	P
05/15/09	249,690	P
07/01/09	646,361	O1
07/02/09	3,036	O2
07/05/09	1,415	O3
07/06/09	62,609	P
07/07/09	73,800	P
07/10/09	50,064	P
07/13/09	43,634	P4

Shamrock Activist Value Fund II, L.P.

Date	Number of shares of Texas Industries common stock	Purchase (P), Sale (S) or Other (O)
09/23/08	23	P
09/24/08	23	P
09/25/08	23	P
09/26/08	23	P
09/29/08	23	P
09/30/08	23	P
10/01/08	25	P
10/02/08	31	P
10/03/08	31	P
10/06/08	31	P
10/07/08	31	P

[1]

Shamrock Activist Value Fund, L.P. transferred 646,361 of the shares of Texas Industries common stock beneficially owned by it to Shamrock Activist Value Fund IV, L.P. in connection with the formation of and commencement of investment activities by SAVF IV.

[2]	Shares contributed to Shamrock Activist Value Fund, L.P. in the Contribution in connection with the Dissolution.
[3]	Texas Industries common stock allocable to Shamrock Activist Value Fund GP, L.L.C. contributed by Shamrock Activist Value Fund, L.P. as a capital contribution to Shamrock Activist Value Fund IV, L.P.
[4]	Shares acquired in a single block trade with the Texas Industries common stock acquired by Shamrock Activist Value Fund IV, L.P. on the same date.

10/08/08	37	P
10/09/08	37	P
10/10/08	37	P
10/13/08	37	P
10/14/08	37	P
10/15/08	37	P
10/16/08	37	P
10/17/08	37	P
10/20/08	37	P
10/21/08	28	P
10/22/08	28	P
10/23/08	31	P
10/24/08	31	P
10/27/08	31	P
10/28/08	31	P
10/29/08	25	P
10/30/08	31	P
10/31/08	31	P
11/03/08	31	P
11/04/08	15	P
04/28/09	69	P
04/29/09	27	P
04/30/09	69	P
05/01/09	62	P
05/12/09	68	P
05/13/09	68	P
05/14/09	68	P
05/15/09	155	P
07/02/09	1,519	O	[2]

Shamrock Activist Value Fund III, L.P.

Date	Number of shares of Texas Industries common stock	Purchase (P), Sale (S) or Other (O)
09/23/08	1,949	P
09/24/08	1,949	P
09/25/08	1,949	P
09/26/08	1,949	P
09/29/08	1,949	P
09/30/08	1,949	P
10/01/08	25	P
10/02/08	31	P
10/03/08	31	P
10/06/08	31	P
10/07/08	31	P
10/08/08	37	P

10/09/08	37	P
10/10/08	37	P
10/13/08	37	P
10/14/08	37	P
10/15/08	37	P
10/16/08	37	P
10/17/08	37	P
10/20/08	37	P
10/21/08	28	P
10/22/08	28	P
10/23/08	31	P
10/24/08	31	P
10/27/08	31	P
10/28/08	31	P
10/29/08	25	P
10/30/08	31	P
10/31/08	31	P
11/03/08	31	P
11/04/08	15	P
11/07/08	11,556	S
04/28/09	68	P
04/29/09	27	P
04/30/09	68	P
05/01/09	62	P
05/12/09	68	P
05/13/09	68	P
05/14/09	68	P
05/15/09	155	P
07/02/09	1,517	O	[2]

Shamrock Activist Value Fund IV, L.P.

Date	Number of shares of Texas Industries common stock	Purchase (P), Sale (S) or Other (O)
07/01/09	646,361	O	[1]
07/05/09	1,415	O	[3]
07/06/09	37,391	P
07/07/09	46,200	P
07/10/09	30,248	P
07/13/09	26,366	P	[5]

[5]	Shares acquired in a single block trade with the Texas Industries common stock acquired by Shamrock Activist Value Fund, L.P. on the same date.

PRELIMINARY COPY

TEXAS INDUSTRIES, INC.

2009 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF

SHAMROCK ACTIVIST VALUE FUND, L.P.

PROXY

The undersigned hereby appoints Stanley P. Gold and Dennis A. Johnson, CFA, and each of them, as the undersigned’s proxies and agents, with full power of substitution and re-substitution, to vote all shares of common stock of Texas Industries, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company scheduled to be held at 9:30 a.m. local time on Thursday, October 22, 2009, at a location in Dallas, Texas that the Company has yet to disclose, including any adjournments, postponements, continuations, or meetings which may be called in lieu thereof (the “Annual Meeting”).

The solicitation is being made on behalf of Shamrock Activist Value Fund, L.P., a Delaware limited partnership (“SAVF”).

The undersigned hereby acknowledges receipt of the SAVF’s Proxy Statement dated [•], 2009, revokes any other proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the proxies named herein, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse side, and in the discretion of the proxies named herein or their substitutes with respect to any other matters that properly come before the Annual Meeting (including any motions to cancel, adjourn, continue or postpone the Annual Meeting).

If you execute, date, and return this Proxy without indicating on the reverse side how you want your shares to be voted, your shares will be voted (i) “FOR” the election of Ms. Marjorie L. Bowen; (ii) “FOR” the election of Mr. Dennis A. Johnson, CFA; (iii) “FOR” the election of Mr. Gary L. Pechota; (iv) “FOR” the Board Declassification Resolution (Proposal 2); (v) “FOR” the Majority Voting Resolution (Proposal 3); (vi) “FOR” the Shareholder Vote on the Poison Pill Resolution (Proposal 4); and (vii) “FOR” the approval of Ernst & Young LLP as the Company’s independent auditors (Proposal 5).

This proxy will be valid until the sooner of one year from the date indicated on the reverse side hereof or the completion of the Annual Meeting.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE

VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL

[11:59 P.M. EASTERN TIME ON OCTOBER 21, 2009, THE DAY PRIOR TO THE

ANNUAL MEETING].

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. We encourage you to use cost effective and convenient telephone and internet voting, as described below.

INTERNET	TELEPHONE	MAIL
http://www.cesvote.com	1-888-693-8683

• Go to the website listed above. • Have your WHITE PROXY CARD ready. • Follow the simple instructions that appear on your computer screen.	• Use any touch-tone telephone. • Have your WHITE PROXY CARD ready. • Follow the simple recorded instructions.	• Mark, sign and date your WHITE PROXY CARD. • Detach your WHITE PROXY CARD. • Return your WHITE PROXY CARD in the postage paid envelope provided.

DETACH BELOW AND RETURN USING THE POSTAGE PREPAID ENVELOPE

ONLY IF YOU ARE VOTING BY MAIL.

IMPORTANT: PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE HEREOF.

PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE:    ☒

PROPOSAL 1: Election of Directors. Shamrock Activist Value Fund, L.P. is nominating Marjorie L. Bowen, Dennis A. Johnson, CFA and Gary L. Pechota for election to the Texas Industries board of directors for a term expiring in 2012.

NOMINEES: -Marjorie L. Bowen -Dennis A. Johnson, CFA -Gary L. Pechota	FOR ALL NOMINEES ☐	WITHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐	FOR ALL NOMINEES EXCEPT THOSE NOMINEES LISTED BELOW ☐

Note: if you do not wish to vote “for” a particular nominee, mark the “for all nominees except those nominees written below” box and write in the name(s) of the nominee(s) you do not support in the space provided.

PROPOSAL 2:     Approval of the Board Declassification Resolution

FOR ☐	AGAINST	☐	ABSTAIN	☐

PROPOSAL 3:     Approval of the Majority Voting Resolution

FOR ☐	AGAINST	☐	ABSTAIN	☐

PROPOSAL 4:     Approval of the Shareholder Vote on the Poison Pill Resolution

FOR ☐	AGAINST	☐	ABSTAIN	☐

PROPOSAL 5:     Approval of Ernst & Young LLP as Independent Auditors

FOR ☐	AGAINST	☐	ABSTAIN	☐

Dated:                     , 2009

Signature(s)
Signature (if held jointly)
Titles(s), if any

Please sign exactly as your name(s) appear(s) hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.